                                                                    EXHIBIT 99.3


                          Phoenix Airbag GmbH & Co. KG
                              Financial Statements
                                 For The Period
                    August 6, 1996 Through December 31, 1996

[Price Waterhouse Logo]

To the Board of Directors
Safety Components International, Inc.
Costa Mesa, California

United States of America


                        Report of Independent Accountants


1. We have audited the accompanying balance sheet of Phoenix Airbag GmbH & Co. KG, Hildesheim (a German limited liability partnership in Germany) expressed in Deutsche Mark as of December 31, 1996 and the related statements of operations, of stockholders' equity and of cash flows for the period from August 6, 1996 to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

2. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

3. In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Phoenix Airbag GmbH & Co. KG, Hildesheim, as of December 31, 1996 and the results of its operations and its cash flows for the period from August 6, 1996 to December 31, 1996, in conformity with generally accepted accounting principles in the United States of America.


Price Waterhouse GmbH

Hamburg, June 3, 1997

                          Phoenix Airbag GmbH & Co. KG
                                 Balance Sheet
                               December 31, 1996



                                                                          DM
                                                                      ----------
Assets
------

Current assets:
     Cash and cash equivalents                                         6,563,923
     Accounts receivable (Note 2)                                      5,081,775
     Inventories (Notes 2 and 3)                                       2,229,400
     Prepaids and other current assets                                    14,343
                                                                      ----------
          Total current assets                                        13,889,441
Plant and equipment, net (Notes 2 and 3)                              13,218,790
Intangible assets (Notes 2 and 3)                                     18,583,035
                                                                      ----------

          Total Assets                                                45,691,266
                                                                      ==========

Liabilities and Owner's Capital
-------------------------------

Current liabilities:
     Accounts payable                                                    490,072
     Amounts payable to owner (Note 4)                                 4,569,130
     Accrued liabilities (Note 3)                                      2,794,221
     Current portion of obligations under capital lease (Note 5)         424,886
                                                                      ----------
          Total current liabilities                                    8,278,309
Obligations under capital lease, net of current portion (Note 5)       2,047,119
Deferred income taxes payable                                            350,000
Note payable to owner (Note 4)                                        24,895,728
                                                                      ----------
          Total liabilities                                           35,571,156
                                                                      ----------
Commitments and contingencies (Note 7)

Owner's capital (Note 1):
     Capital contribution                                              8,146,860
     Cumulative undistributed earnings                                 1,973,250
                                                                      ----------
          Total owner's capital                                       10,120,110
                                                                      ----------
          Total liabilities and owner's capital                       45,691,266
                                                                      ==========


                       See notes to financial statements.

                          Phoenix Airbag GmbH & Co. KG
                 Statement of Operations and Retained Earnings
                                 For the Period
                    August 6, 1996 Through December 31, 1996


                                                                 DM
                                                             ----------

Net Sales                                                    23,214,102
Cost of sales                                                17,146,079
                                                             ----------
     Gross profit                                             6,068,023

Selling, general and administrative expenses                  1,778,385
Amortization expense (Notes 2 and 3)                            300,200
                                                             ----------
     Operating income                                         3,989,438

Foreign currency transaction loss (Note 2)                      931,510
Interest expense, net of interest income (Note 4 and 5)         734,678
                                                             ----------
Income before income taxes                                    2,323,250

Provision for income taxes (Note 2 and 6)                       350,000
                                                             ----------

     Net income                                               1,973,250


Retained earnings beginning of period                             ---
                                                             ----------
Retained earnings end of period                               1,973,250
                                                             ==========


                       See notes to financial statements.

                          Phoenix Airbag GmbH & Co. KG
                            Statement of Cash Flows
              The Period August 6, 1996 Through December 31, 1996


                                                                        DM
                                                                    -----------
Cash flows from operating activities:
     Net income                                                      1,973,250
Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation                                                      574,594
     Amortization                                                      300,200
     Foreign currency transaction loss (Note 2)                        931,510
     Changes in operating assets and liabilities:
          Accounts receivable                                        1,187,871
          Inventories                                                 (145,223)
          Prepaids and other current assets                            (14,249)
          Accounts payable                                          (1,396,640)
          Accrued liabilities                                         (139,594)
          Deferred income taxes                                        350,000
                                                                    ----------
     Net cash provided by operating activities                       3,621,719
                                                                    ----------

Cash flows from investing activities:
     Additions to plant and equipment                               (1,641,677)
     Cash received from Phoenix AG for advances (Note 4)             1,813,931
                                                                    ----------
     Net cash provided by investing activities                         172,254
                                                                    ----------

Cash flows from financing activities:
     Proceeds from sale-leaseback of equipment (Note 5)              2,505,973
     Payment on capital lease obligation                               (33,969)
     Payment on note payable to owner (Note 4)                        (455,148)
     Additions in obligations due to owner (Note 4)                    752,664
                                                                    ----------
     Net cash provided by financing activities                       2,769,520
                                                                    ----------

Change in cash and cash equivalents                                  6,563,495
Cash and cash equivalents, beginning of period                             428
                                                                    ----------
Cash and cash equivalents, end of period                             6,563,923
                                                                    ==========

Supplemental disclosure of cash flow information:
     Cash paid during the period for -
       Interest                                                        538,730
                                                                    ==========
Supplemental Information of Noncash Transactions - See Note 8.

                       See notes to financial statements.

                          Phoenix Airbag GmbH & Co. KG
                       Notes To The Financial Statements
                               December 31, 1996


1.  Description of Business and Basis of Presentation

    Phoenix Airbag GmbH & Co. KG (the "Company") currently supplies driver side, passenger side and side impact airbags to two major European airbag systems suppliers for inclusion in various vehicle models manufactured by several European automobile manufacturers, including Mercedes, BMW, Audi, Opel, Volkswagen and Porsche. The Company operates a highly automated manufacturing facility located in Hildesheim, Republic of Germany. In addition to manufacturing airbags, the Company is involved in research and development relating to the design of new airbag products.

    The Company currently operates as a GmbH & Co. KG, a limited liability partnership in Germany. This status allows the Company certain tax and legal advantages. On April 28, 1997, retroactive to August 6, 1996, the Phoenix Airbag GmbH merged into the Phoenix Airbag GmbH & Co. KG. The merger was accounted for at historical cost (carryover basis), in a manner similar to a pooling of interests. Since Automotive Safety Components International, Inc. ("ASCI"), in substance, controls the financial and operational decisions of the Company, receives 100% of the profits and losses and assumes all the financial risks and rewards of the Company (see acquisition below), management has reported the ASCI partnership interest as "owner's capital" in the accompanying balance sheet. Accordingly, the seller's interest in the partnership is not reflected in the accompanying financial statements.

    Acquisition

    On August 6, 1996, ASCI acquired eighty percent of the outstanding capital stock of Phoenix Airbag GmbH ("Phoenix Airbag"). Phoenix Airbag was a corporation organized under the laws of the Republic of Germany, and at the time of the acquisition, was a wholly owned subsidiary of Phoenix Aktiengesellschaft ("Phoenix AG") in Hamburg, Germany. The purchase from Phoenix AG was made in accordance with the terms and conditions of the Agreement Concerning the Sale and Transfer of all the Shares in Phoenix Airbag GmbH ("Stock Purchase Agreement") dated June 6, 1996, as amended.

    Pursuant to the Stock Purchase Agreement, eighty percent of Phoenix AG's interest in the Company was acquired for an initial purchase price of DM 31 million, subject to a net worth adjustment which decreased the initial purchase price by DM 3 million. Additional purchase consideration of up to approximately DM 11.5 million for the remaining twenty percent interest is contingent on the Company meeting certain performance targets during calendar years 1996 through 1998. If the annual targets are met, payments are to be paid annually commencing April 30, 1997. The Company met its performance target for calendar 1996, and ASCI paid its first contingent purchase price payment DM 3.8 million. Accordingly, the Company accrued such repayment to ASCI in the accompanying balance sheet. If the remaining performance targets are not met, ASCI would acquire the remaining twenty percent without the payment of any additional consideration. Additionally, ASCI may, under certain circumstances, be required to provide a bank guaranty to Phoenix AG, in August 1997, to secure the payment of up to approximately DM 7.7 million of the contingent purchase price.

    The acquisition of the Company by ASCI is reflected using the purchase method of accounting. Although ASCI will acquire the remaining twenty percent interest effective December 31, 1998, it is entitled to 100% of the income or losses, risks and rewards of the Company commencing August 6, 1996. Accordingly, all assets and liabilities were reflected at fair value at the date of acquisition, and no minority interest was recorded in the Company's balance sheet for Phoenix AG's remaining twenty percent interest. Through December 31, 1996, the cumulative purchase price amounted to DM 36.4 million, including DM 4.6 million of direct acquisition costs. Management of the Company allocated the purchase consideration for Phoenix Airbag assets at fair market value, net of liabilities assumed, as follows:

                                 Historical        Purchase       Net Assets,
                                  Accounts          Price        At Fair Value
                               August 5, 1996    Adjustments    August 6, 1996
                               ---------------   ------------   ---------------
                                    (DM)             (DM)            (DM)

     Current assets-                8,723,893      1,491,883        10,215,776
     Plant and equipment            6,683,481      5,411,137        12,094,618
     Patents                                -      4,418,000         4,418,000
     Goodwill                               -     14,465,235        14,465,235
     Other                             12,298              -            12,298
                                   ----------     ----------        ----------

     Total assets                  15,419,672     25,786,255        41,205,927

     Current liabilities -          7,602,212     (2,800,192)        4,802,020
     Long-term liabilities -          752,096       (752,096)                -
                                   ----------     ----------        ----------

     Net assets                     7,065,364     29,338,543        36,403,907
                                   ==========     ==========        ==========


    Allocations of fair value to property and equipment, and patents were based on independent appraisals obtained by the Company's management and owner. In addition, the Company, through tax planning, reduced certain tax liabilities of the predecessor entity totaling DM 2.8 million. Management believes additional adjustments may impact the final purchase price allocation, however, such adjustments are not expected to be significant. See Note 4 for discussion of the note payable issued to the owner for cash paid by ASCI to acquire the Company.

2.  Significant Accounting Policies

    General

    The Company maintains its books and records and prepares its financial statements in Deutsche Mark ("DM") and in accordance with generally accepted accounting principles in Germany. Certain adjustments and reclassifications were made to present the Company's financial statements in conformity with generally accepted accounting principles in the United States of America.

  Use of estimates

  The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue recognition

  Sales are recognized at the time when goods are shipped, net of discounts granted and Value Added Tax (VAT).

  Concentration of credit risk

  The Company's sales are concentrated in few customers. During the period ended December 31, 1996, the Company had sales to two customers which accounted for approximately 77% and 22% of total sales, respectively. The loss of any one of these customers could have an adverse effect on the Company's operations.

  The Company is subject to concentrations of credit risk consisting of its trade accounts receivable, two customers of which account for approximately 69% and 29%, respectively of such at December 31, 1996. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential loss on uncollectible accounts and such losses have historically been within management's expectations. At December 31, 1996, reserves for uncollectible accounts were not significant.

  Inventories

  Inventories represent direct labor, materials and overhead costs incurred for products yet to be delivered and are stated at the lower of cost (weighted average) or market.

  Plant and equipment

  Plant and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, which range from three to ten years.

  Expenditures for repairs and maintenance are charged to expense as incurred. Renewals or betterments of significant items are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation and/or amortization are removed from the respective accounts and any resulting gain or loss is recognized.

  Intangible assets

  Intangible and other assets consist of goodwill and patents (see Notes 1 and 3) associated with the acquisition of Phoenix Airbag GmbH and are stated at cost less accumulated amortization. Goodwill and patents are amortized over the expected periods to be benefited, which have been determined to be 25 years.

  The Company assesses the recoverability of intangible assets by determining whether the amortization of the balances over its remaining life can be recovered through projected undiscounted cash flows. The amount of impairment, if any, will be measured based on projected undiscounted cash flows and will be charged to operations in the period in which impairment is determined by management. The methodology that management is expected to use to project results of operations will be based on a five-year trend line of expected cash flows.

  Foreign currency translation

  The Company follows the principles of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", ("FAS 52") in accounting for its note payable to ASCI (Note 4) denominated in US dollars and translated into Deutsche Marks for financial statement reporting purposes. The translation of this note payable into US dollars is reflected in operations.

  Income taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). Under the liabilities method specified by FAS 109, deferred tax assets and liabilities are measured each year based on the difference between financial statement and tax bases of assets and liabilities at the applicable enacted tax rates. Additionally, a valuation allowance is recorded for that portion of deferred tax assets for which it is more likely than not that the assets will not be realized.

  Cash equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

3.  Composition of Certain Balance Sheet Components

    Inventories:
      Raw materials                                        459,000
      Work-in-process                                    1,338,000
      Finished goods                                       432,400
                                                         ---------
                                                         2,229,400
                                                         =========
    Plant and equipment:
      Machinery and equipment                            9,680,649
      Assets under capital lease                         2,505,973
      Furniture and fixtures                             1,606,762
                                                        ----------
                                                        13,793,384
      Less accumulated depreciation and amortization      (574,594)
                                                        ----------
                                                        13,218,790
                                                        ==========
    Intangible assets:
      Patents                                            4,418,000
      Goodwill                                          14,465,235
                                                        ----------
                                                        18,883,235
      Less accumulated amortization                       (300,200)
                                                        ----------
                                                        18,583,035
                                                        ==========
    Accrued liabilities:
      Accrued salaries and related benefits              1,274,271
      Accrued income taxes payable                         691,808
      Accrued VAT payable                                  466,142
      Other                                                362,000
                                                        ----------
                                                         2,794,221
                                                        ==========

4.  Related Party Transactions

    The owner, and its affiliates, of the Company provides certain management and administrative services, as well as provides goods and services to the Company on a monthly basis. For the period August 6, 1996 through December 31, 1996, these charges were not significant.

    The amounts payable to owner at December 31, 1996, consist of interest payable on the note payable to the owner (see following paragraph), and additional purchase price consideration (Note 1) aggregating DM 3,816,466 paid by ASCI to Phoenix AG.

    In association with the acquisition of the Company, a demand note was issued by the Company to ASCI for approximately DM 25 million of the total purchase price of DM 36.4 million (Note 1). This demand note, which is payable in United States dollars, bears interest at the rate of 7.16 percent per annum. Management of ASCI has waived its rights to demand repayment of such note during calendar 1997 and, accordingly, such indebtedness is classified as noncurrent in the accompanying balance sheet. Interest expense during the period August 6, 1996 to December 31, 1996 amounted to DM730,000.

    Prior to the acquisition, the Company had made certain advances to Phoenix AG which were repaid during the period ended December 31, 1996 as reflected in the statement of cash flows.

5.  Obligations Under Capital Lease

    As of December 31, 1996, the Company entered into a sale-leaseback of certain equipment which is accounted for as a capital lease. The Company received proceeds (which approximated the carrying value of the asset at the tine of sale) of DM 2,505,973; no gain or loss was recorded in connection with this transaction. The agreement requires sixty monthly payments of DM 50,997 and that specified machinery and equipment used in the Company's operations be pledged as collateral, among other things. The Company imputed interest at nine (9) percent per annum. Future minimum annual principal payments over the next five years are DM 425,000, DM 445,000, DM 487,000, DM 532,000 and DM 583,000, respectively.

6.  Income Taxes

    In Germany, tax assessments do not become final until the accounting records tax returns for the periods concerned have been examined by the tax authorities. These reviews by the tax authorities have to be carried out within five years after the year of assessment.

    Partnerships in Germany are only subject to municipal trade tax on income. Their taxable income is divided among the partners, who then become subject to corporation tax or to income tax (if an individual).

    A foreign partner will be deemed to be conducting business in Germany through a permanent establishment, and that partner's profit share will be taxed as though it were permanent establishment income. A second trade tax does, however, not ensue, and the corporation tax rate is a flat 42 percent, regardless of whether the profits are subsequently repatriated or merely credited to the partner's current account in the partnership. There is no dividend withholding tax or similar levy.

    The provision for income taxes is prepared on a "separate tax return" basis. The deferred income tax charge for the period from August 6, 1996 through December 31, 1996 is comprised of municipal trade tax on income. The effective rate for municipal trade tax on income in 1996 was 17.5 percent. Accordingly, the Company does not accrue for any income tax (i.e. corporation tax) for which the partner is liable.

    The provision for income taxes for the period August 6, 1996 through December 31, 1996 have been calculated as if the period constituted a relevant fiscal period.

    Deferred taxes at the rate of 17.5 percent have been provided primarily for accelerated depreciation and amortization resulting from different depreciation methods.

    The Provision for income taxes for the period August 6, 1996 through December 31, 1996 consisted of the following:

       Current income taxes                          ---
       Deferred income taxes                     350,000
                                                 -------

       Total tax provision for the period        350,000
                                                 =======

7.  Commitments and Contingencies

    Operating leases

    The Company has a noncancelable operating lease for office and manufacturing space with Phoenix AG that expires on or before December 31, 2001. The Company incurred rent expense of DM 245,700 for the period August 6, 1996 through December 31, 1996. Future minimum lease payments for this noncancelable operating lease are as follows:


         1997                                             590,000
         1998                                             590,000
         1999                                             590,000
         2000                                             590,000
         2001                                             590,000
                                                        ---------
                                                        2,950,000
                                                        =========

    Legal proceedings

    From time to time, the Company is the subject of legal proceedings for various matters. Management believes there are no material claims currently pending against the Company.

8.  Cash Flow Information

    The following are not included in the statement of cash flows: 1). In connection with the acquisition of Phoenix Airbag, the Company issued an interest bearing demand not in the amount of DM 25.2 million to ASCI, and ASCI, through push-down accounting, contributed DM 8.1. 2). During the period August 6, 1996 to December 31, 1996, the Company accrued DM 3.8 million for the first contingent purchase price payment reimbursable to ASCI which was allocated to goodwill.